SEVERANCE COMPENSATION
                                       AND
                         RESTRICTIVE COVENANT AGREEMENT


         This Severance Compensation and Restrictive Covenant Agreement (the "Agreement") is dated as of April 27, 1999, between Matria Healthcare, Inc., a Delaware corporation (the "Company"), and Donald R. Millard (the "Executive").

         WHEREAS, the Board of Directors of the Company has determined that it is appropriate to reward the Executive for his years of service to the Company and predecessor companies and encourage the Executive to remain in the Company's employ;

         NOW, THEREFORE, in consideration of their respective obligations to one another set forth in this Agreement, and other good and valuable consideration, the receipt, sufficiency and adequacy of which the parties hereby acknowledge, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

         1.       Term.

(a) The term of this Agreement shall begin on April 27, 1999 and shall terminate on April 26, 2002.

         2. Termination of Employment during the Term.

                  (a) The Executive shall be entitled to the compensation and benefits provided in Section 3 upon the termination of the Executive's employment with the Company during the term of this Agreement by the Executive or by the Company, unless such termination is as a result of (i) the Executive's death; (ii) the Executive's Disability; (iii) the Executive's termination by the Company for Cause; or (iv) the Executive's decision to terminate employment other than for Good Reason.

                  (b) Disability. The term "Disability" as used in this Agreement shall mean termination of the Executive's employment by the Company as a result of the Executive's incapacity due to physical or mental illness, provided that the Executive shall have been absent from his duties with the Company on a full-time basis for six consecutive months and such absence shall have continued unabated for 30 days after Notice of Termination as described in
Section 2(e) is thereafter given to the Executive by the Company.

                  (c) Cause. The term "Cause" for purposes of this Agreement shall mean the Company's termination of the Executive's employment by the Company on the basis of criminal or civil fraud on the part of the Executive involving a material amount of funds of the Company. For purposes of this Agreement only, the preparation and filing of fictitious, false or misleading claims in connection with any federal, state or other third party medical reimbursement program, or any other violation of any rule or regulation in

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respect of any federal, state or other third party medical reimbursement program by the Company or any subsidiary of the Company shall not be deemed to constitute "criminal fraud" or "civil fraud".

                  (d) Good Reason. For purposes of this Agreement, "Good Reason" shall mean any of the following actions taken by the Company without the Executive's express written consent:

(i) Failure to re-elect the Executive as an officer of the Company, or removal of the Executive as an officer of the Company, except in connection with the termination of his employment for Disability or Cause or as a result of the Executive's death or by the Executive;

(ii) A reduction in the Executive's base salary as in effect on the date hereof;

(iii) Any failure by the Company to continue in effect any incentive plan or arrangement (including, without limitation, any bonus or contingent bonus arrangements and credits and the right to receive performance awards and similar incentive compensation benefits) in which the Executive is participating on the date of this Agreement (hereinafter referred to as "Incentive Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in any such Incentive Plan or reduce the Executive's benefits under any such Incentive Plan, expressed as a percentage of his base salary, by more than five percentage points in any fiscal year as compared to the immediately preceding fiscal year;

                           (iv) Any failure by the Company to continue in effect
any plan or arrangement to receive securities of the Company (including, without limitation, the Company's 1981 Incentive Stock Option Plan, 1983 Incentive Stock Option Plan, 1984 Nonqualified Stock Option Plan, 1985 Nonqualified Stock Option Plan, 1991 Stock Option Plan and 1993 Stock Option Plan, 1996 Stock Incentive Plan, 1997 Stock Incentive Plan, Employee Stock Purchase Plan and any other plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof) in which the Executive is participating or has the right to participate on the date of this Agreement (hereinafter referred to as "Securities Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Securities Plan, provided that a diminution in the number of option shares granted under any such Securities Plan shall not constitute Good Reason so long as the diminution in total grants to all key executives is apportioned ratably among all such key executives;

(v) Any failure by the Company to allow the Executive to participate in any benefit plan, program or arrangement (including, without limitation, any profit sharing plan, group annuity contract, group life insurance supplement, or medical, dental, accident and disability plans, but excluding Incentive Plans and Securities Plans) to the same extent as other key executives of the Company;

     (vi) Any failure by the Company to provide the Executive with the number of paid vacation days (or compensation therefor at termination of employment) accrued to the Executive through the Date of Termination (as defined in Section 2(f) below; or

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                           (vii) Any purported  termination  of the  Executive's
employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 2(e), and for purposes of this Agreement, no such purported termination shall be effective.

                  (e) Notice of Termination. Any termination of the Executive's employment by the Company for a reason specified in Section 2(b) or 2(c) shall be communicated to the Executive by a Notice of Termination prior to the effective date of the termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate whether such termination is for the reason set forth in Section 2(b) or 2(c) and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no termination of the Executive's employment by the Company shall constitute a termination for Disability or Cause unless such termination is preceded by a Notice of Termination.

                  (f) Date of Termination. "Date of Termination" shall mean (a) if the Executive's employment is terminated by the Company for Disability, 30 days after a Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period) or (b) if the Executive's employment is terminated by the Company or the Executive for any other reason, the date on which the Executive's termination is effective.

         3.       Compensation and Benefits upon Termination of Employment.

                  (a) If the Company shall terminate the Executive's employment other than pursuant to Section 2(b) or 2(c) and Section 2(e), or if the Executive shall terminate his employment for Good Reason, then the Company shall pay to the Executive, as severance compensation and in consideration of the Executive's adherence to the terms of Section 4 hereof, the following:

(i) On the Date of Termination, the Company shall become liable to the Executive for an amount equal to two times the Executive's annual base compensation and targeted base bonus on the date of this Agreement, which amount shall be paid to the Executive in cash on or before the fifth day following the Date of Termination.

(ii) For a period of two years following the Date of Termination, the Executive and anyone entitled to claim under or through the Executive shall be entitled to all benefits under the group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, or other present or future similar group employee benefit plan or program of the Company for which key executives are eligible at the Date of Termination to the same extent and at the same cost as if the Executive had continued to be an employee of the Company during such period.



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                           (iii)  For a period  of two  years  after the Date of
Termination, the Company shall allow the Executive to utilize for his business and personal use any Company leased automobile previously furnished to him or an equivalent type and style of automobile and shall reimburse the Executive for the maintenance and repair costs of such automobile and extend full insurance coverage relating to such automobile in favor of the Executive, as additional named insured, during such two-year period. In addition, the Executive shall be entitled, at the Executive's sole discretion, to exercise any option to acquire such automobile pursuant to the terms which may be provided in the lease agreement for the automobile in question.

                  (b) The parties  hereto  agree that the  payments  provided in
Section 3(a) hereof are reasonable compensation in light of the Executive's services rendered to the Company and in consideration of the Executive's adherence to the terms of Section 4 hereof.

                  (c) The payments provided in Section 3(a) above shall be in lieu of any other severance compensation otherwise payable to Executive under the Company's established severance compensation policies; provided, however, that nothing in this Agreement shall affect or impair Executive's vested rights under any other employee benefit plan or policy of the Company.

         4.       Protective Covenants.

                  (a)      Definitions.

                  This   Subsection   sets  forth  the   definition  of  certain
capitalized terms used in Subsections (a) through (f) of this Section 4.

                           (i) "Competing Business" shall mean a business (other
than the Company) that, directly or through a
controlled subsidiary or through an affiliate, (a) develops, markets and/or sells computerized patient record software for obstetricians and/or gynecologists, diabetes supplies, products for uterine contraction monitoring in the home and/or products that would be used in lieu of or in competition with uterine contraction monitoring products ("Competing Products"), and/or (b) provides obstetrical home care services, including, without limitation, programs for monitoring patients who are at risk of preterm delivery, programs for managing patients suffering from obstetrical hypertension or diabetes, infusion therapy services involving drugs to control preterm labor, nursing services and maternity management services for both low and high risk pregnancies, diabetes or respiratory disease management services, including, without limitation, patient education, risk screening and stratification, case management and clinical services, or cardiac event monitoring services ("Competing Services"). Notwithstanding the foregoing, no business shall be deemed a "Competing Business" unless, within at least one of the business's three most recently concluded fiscal years, that business, or a division of that business, derived more than twenty percent (20%) of its gross revenues or more than $2,000,000 in gross revenues from the development, marketing or sale of Competing Products and/or the provision of Competing Services

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(ii) "Competitive  Position" shall mean: (A) the Executive's  direct or indirect equity ownership (excluding ownership of less than one percent (1%) of the outstanding common stock of any publicly held corporation) or control of any portion of any Competing Business; or (B) any employment, consulting, partnership, advisory, directorship, agency, promotional or independent contractor arrangement between the Executive and any Competing Business where the Executive performs services for the Competing Business substantially similar to those the Executive performed for the Company, provided, however, that the Executive shall not be deemed to have a Competitive Position solely because of the Executive's services for a Competing Business that are not directly related to the sale of Competing Products or the provision of Competing Services, unless more than thirty-five percent (35%) of the gross revenues of the Competing Business are derived from the sale of Competing Products and/or the provision of Competing Services.

                           (iii) "Covenant Period" shall mean the period of time
from the date of this Agreement to the date that is two (2) years after the Date of Termination.

                           (iv)   "Customers"   shall  mean  actual   customers,
clients, referral sources or managed care organizations or actively sought prospective customers, clients, referral sources or managed care organizations of the Company (A) during the one (1) year prior to the date of this Agreement and (B) during the Covenant Period.

                           (v)  "Restricted  Territory"  shall  mean the  United
States.

                  (b) Limitation on Competition. In consideration of the Company's entering into this Agreement, the Executive agrees that during the Covenant Period, the Executive will not, without the prior written consent of the Company, anywhere within the Restricted Territory, either directly or indirectly, alone or in conjunction with any other party, accept, enter into or take any action in conjunction with or in furtherance of a Competitive Position (other than action to reject an unsolicited offer of a Competitive Position).

                  (c) Limitation on Soliciting Customers. In consideration of the Company's entering into this Agreement, the Executive agrees that during the Covenant Period, the Executive will not, without the prior written consent of the Company, alone or in conjunction with any other party, solicit, divert or appropriate or attempt to solicit, divert or appropriate on behalf of a Competing Business with which Executive has a Competitive Position any Customer located in the Restricted Territory (or any other Customer with which the Executive had any direct contact on behalf of the Company) for the purpose of providing the Customer or having the Customer provided with a Competing Product or Competing Service.

                  (d) Limitation on Soliciting Personnel or Other Parties. In consideration of the Company's entering into this Agreement, the Executive hereby agrees that he will not, without the prior written consent of the Company, alone or in conjunction with any other party, solicit or attempt to solicit any employee, consultant, contractor, independent broker or other personnel of the Company to terminate, alter or lessen that party's affiliation with the Company or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and the Company.

                  (e) Acknowledgement. The parties acknowledge and agree that the Protective Covenants are reasonable as to time, scope and territory given the Company's need to protect its trade secrets and confidential business information and given the substantial payments and benefits to which the Executive may be entitled pursuant to this Agreement.

                  (f) Remedies. The parties acknowledge that any breach or threatened breach of a Protective Covenant by the Executive is reasonably likely to result in irreparable injury to the Company, and therefore, in addition to all remedies provided at law or in equity, the Executive agrees that the Company shall be entitled to a temporary restraining order and a permanent injunction to prevent a breach or contemplated breach of the Protective Covenant. If the Company seeks an injunction, the Executive waives any requirement that the Company post a bond or any other security.

         5. No Obligation to Mitigate Damages; No Effect on Other Contractual Rights.

                  (a) All compensation and benefits provided to the Executive under this Agreement are in consideration of the Executive's services rendered to the Company and of the Executive's adhering to the terms set forth in Section 4 hereof and the Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

                  (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Incentive Plan or Securities Plan, or other contract, plan or arrangement.

         6.       Binding Effect.

                  (a) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or the designee or, if there be no such designee, to the Executive's estate.

         7. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt required, postage prepaid, as follows:

                  If to Company:            Matria Healthcare, Inc.
                                            1850 Parkway Place, 12th Floor
                                            Marietta, Georgia  30067
                                            Attention:  General Counsel

                  If to Executive:          Donald R. Millard
                                            3266 Hunterdon Way
                                            Marietta, Georgia  30067

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         8. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         9. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         11. Severability; Modification. All provisions of this Agreement are severable from one another, and the unenforceability or invalidity of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement, but such remaining provisions shall be interpreted and construed in such a manner as to carry out fully the intention of the parties. Should any judicial body interpreting this Agreement deem any provision of this Agreement to be unreasonably broad in time, territory, scope or otherwise, it is the intent and desire of the parties that such judicial body, to the greatest extent possible, reduce the breadth of such provision to the maximum legally allowable parameters rather than deeming such provision totally unenforceable or invalid.

         12. Confidentiality. The Executive acknowledges that he or she has previously entered into, and continues to be bound by the terms of, a Confidentiality Agreement with the Company.

         13. Agreement Not an Employment Contract. This Agreement shall not be deemed to constitute or be deemed ancillary to an employment contract between the Company and the Executive, and nothing herein shall be deemed to give the Executive the right to continue in the employ of the Company or to eliminate the right of the Company to discharge the Executive at any time.


         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.


                                        MATRIA HEALTHCARE, INC.



                                         By:  _________________________________
                                              Its Chairman of the Board



                                         -----------------------------------
                                         Donald R. Millard
                                         Executive